UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2014

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

770 Lindaro Street, San Rafael, California	94901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

                                             Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

BioMarin Pharmaceutical Inc. (the Company) is filing this amendment to its Current Report on Form 8-K, as filed with the U.S. Securities and Exchange Commission on July 30, 2014, to revise the Updated 2014 Guidance provided in the press release attached as Exhibit 99.1 thereto. Other than the supplemental disclosure included below, the Form 8-K remains unchanged.

Item 2.02	Results of Operations and Financial Condition.

On July 30, 2014, in connection with the Company’s press release announcing financial results for the second quarter ended June 30, 2014 (the Press Release), the Company announced its sale of the Rare Pediatric Disease Priority Review Voucher (the PRV) that the Company received in connection with the approval of VIMIZIM®. In consideration for the sale of the PRV, the Company received $67.5 million from Regeneron Ireland (Regeneron), an indirect, wholly-owned subsidiary of Regeneron Pharmaceuticals, Inc.

The Company also announced in the Press Release updated full year 2014 revenue guidance, as of July 30, 2014, which included proceeds from the one-time sale of the PRV to Regeneron. The Company has since completed its evaluation of the transaction under the relevant U.S. Generally Acceptance Accounting Principles (U.S. GAAP) guidance and has determined that the appropriate classification of the transaction is a Gain on the Sale of Intangible Assets within the operating section of the Company’s Statement of Comprehensive Loss for the period.

As a result of this determination, the Company is adjusting previously announced full year 2014 revenue guidance to exclude from Total BioMarin Revenues the $67.5 million gain from the sale of the PRV. As a result of this adjustment, Total BioMarin Revenues decreased from a range of $745 million to $765 million to a range of $680 million to $700 million, inclusive of the Company’s net product revenues, collaboration agreement revenues, royalty, license and other revenues. This change does not impact product revenue, GAAP or Non-GAAP earnings guidance, only the 2014 Total BioMarin Revenue guidance.

2014 Guidance, as of August 26, 2014

Revenue Guidance

($ in millions)

Item	Initially Provided July 30, 2014	Revised August 26, 2014
Total BioMarin Revenues	$745 to $765*	$680 to $700
Naglazyme Net Product Revenue	$305 to $320	Unchanged
Kuvan Net Product Revenue	$180 to $200	Unchanged
VIMIZIM	$60 to $70	Unchanged

*Includes $67.5 million from the sale of the Priority Review Voucher.

Selected Income Statement Guidance

($ in millions, except percentages)

Item	Initially Provided July 30, 2014	Revised August 26, 2014
Cost of Sales (% of Total Revenue)	16.5% to 17.5%	Unchanged
Research and Development Expense	$460 to $480	Unchanged
Selling, General and Admin. Expense	$280 to $295	Unchanged
GAAP Net Loss	$(180) to $(195)**	Unchanged

**Includes $50 million net of taxes, related to the sale of the Priority Review Voucher.

The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation

Date: August 26, 2014	By:	/s/ G. Eric Davis
G. Eric Davis
Senior Vice President, General Counsel

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